Exhibit 99.1

Callaway Golf Company Holds Investor Day and Sets Long-Term Financial Targets

Strategic Mix Shift to Higher Growth-Oriented Segments Expected to Drive Sustainable Growth Through 2025 and Beyond

Topgolf Segment Showcases Significant Runway for Growth, Underpinned by Expectations to Open 11 Company-Owned Venues Annually Through 2025

Provides Fiscal First Quarter 2022 Financial Update

CARLSBAD, Calif., April 26, 2022 /PRNewswire/ — Callaway Golf Company (the “Company” or “Callaway”) (NYSE: ELY), today will host its Investor Day beginning at 8:00 a.m. PDT in Los Angeles, CA.

During the event, members of the Callaway executive leadership team will provide an update on business performance and growth strategy, including the Company’s industry-leading golf equipment technology and innovation, successful domestic and international expansion of Topgolf and Toptracer, sustainable and attractive lifestyle brand momentum and integrated supply chain capabilities. The team will also highlight Callaway’s ability to capitalize on digital revenue and cross-segment synergies and its drive towards long-term value creation.

“As the leader in Modern Golf, Callaway is uniquely positioned to thrive in the near and long-term. Our diverse, high-growth and global business creates compelling opportunities to generate value for Callaway shareholders,” commented Chip Brewer, President and Chief Executive Officer of Callaway. “Our proven leadership position in the golf equipment segment with strong brand equity unlocks opportunities to continue to generate results above the industry average results. As a first mover in the off-course golf space, Topgolf has unparalleled brand momentum with significant whitespace for growth and is a key contributor to our long-term strategy. Lastly, our apparel business is bolstered by strong active lifestyle brands such as TravisMathew and Jack Wolfskin, which together present a significant runway for profitable growth as we exit our investment period.”

“The portfolio of brands that comprise Callaway Golf Company are well-positioned with deep competitive moats, supported by strong growth prospects and amplified by common underlying trends and synergy opportunities,” continued Mr. Brewer. “By successfully executing on our growth framework and leveraging synergies, we expect to exceed $800 million in adjusted EBITDA by 2025. I have never been more excited about the direction of our Company and the opportunities ahead.”

Long-Term Financial Targets

In conjunction with the Investor Day, the Company is disclosing the following annual growth projections from fiscal 2021 through 2025:

	Topgolf[1]	Non-Topgolf[2]	Callaway Golf Company
Net Revenue Annual Growth	18+%	High Single Digits	10-12%
Adjusted EBITDA Annual Growth	25+%	10+%	15-18%
Adjusted EBITDA Margin	Mid-to-High Teens	Low-to-Mid Teens	Mid-Teens

1Fiscal 2021 results used as a starting point for the growth projections include 12 months of Topgolf Net Revenue and Adjusted EBITDA results.

2Includes Golf Equipment, Apparel, Gear & Other, and Corporate.

First Quarter 2022 Update

The Company is pleased with the performance of all three business segments and is providing the following business update for the first quarter ended March 31, 2022:

•	Consolidated net revenue of $1.04 billion, $15 million higher than the top end of the Company’s guidance range

•	Topgolf net revenue exceeded the Company’s expectations, with first quarter same venue sales up 2% when compared to the same period in 2019

•	Improved supply in Q1 in the Golf Equipment segment and continued high demand

•	TravisMathew showing strong performance in the Apparel, Gear and Other segment

•	Repurchased $25 million shares in the period

Based on first quarter performance, for the remainder of the full year 2022, the Company now expects Golf Equipment net revenue to increase approximately 10% from the prior year and Apparel, Gear and Other net revenue to increase to approximately $1 billion.

The Company intends to provide revised full year 2022 guidance in conjunction with its first quarter 2022 earnings release scheduled for May 10, 2022.

Webcast Information

Callaway’s Investor Day presentation will be available today, April 26, 2022, via live webcast at https://ir.callawaygolf.com/ from 8:00 a.m. PDT, concluding at approximately 12:00 p.m. PDT. The webcast and presentation materials can be accessed through Callaway’s investor relations website. A replay of the event will be available online following the conclusion of the broadcast.

Non-GAAP Information

This press release contains certain forward-looking financial information, including Adjusted EBITDA and Adjusted EBITDA margin. With respect to Adjusted EBITDA, the Company provides information about its results excluding interest, taxes, depreciation and amortization expenses, non-cash stock compensation expense, non-cash lease amortization expense, and the non-recurring and non-cash items referenced above. Management uses such non-GAAP information for financial and operational decision-making purposes and as a means to evaluate period-over-period comparisons and in forecasting the Company’s business going forward.

For forward-looking Adjusted EBITDA and Adjusted EBITDA margin information provided in this release, reconciliations of such forward-looking non-GAAP measures to the most closely comparable GAAP financial measures (net income and profit margin) are not provided because the Company is unable to provide such reconciliations without unreasonable efforts. The inability to provide these reconciliations is because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact net income in the future but would not impact Adjusted EBITDA. These items may include certain non-cash depreciation, which will fluctuate based on the Company’s level of capital expenditures, non-cash amortization of intangibles related to the Company’s acquisitions, income taxes, which can fluctuate based on changes in the other items noted and/or future forecasts, and other non-recurring costs and non-cash adjustments. Historically, the Company has excluded these items from Adjusted EBITDA. The Company currently expects to continue to exclude these items in future disclosures of Adjusted EBITDA and may also exclude other items that may arise. The events that typically lead to the recognition of such adjustments are inherently unpredictable as to if or when they may occur, and therefore actual results may differ materially. This unavailable information could have a significant impact on net income and profit margin.

Definitions

Same venue sales. Callaway defines same venue sales for its Topgolf business as sales for the comparable venue base, which is defined as the number of Company-operated venues with at least 24 full fiscal months of operations in the year of comparison.

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, performance, prospects, or growth opportunities, including statements relating to the Company’s full year 2022 guidance and targets and projections through 2025 (including net revenue, Adjusted EBITDA and Adjusted EBITDA margin), strength and demand of the Company’s products and services, continued brand momentum, demand for golf and outdoor activities and apparel, continued investments in the business, increases in shareholder value, post-pandemic consumer trends and behavior, future industry and market conditions, the benefits of the Topgolf merger, including the anticipated operations, venue/bay expansion plans, financial position, liquidity, performance, prospects or growth and scale opportunities of the Company, Topgolf or the combined company, growth prospects, the Company’s ability to capitalize on digital revenue, the Company’s positioning, and statements of belief and any statement of assumptions underlying any of the foregoing, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “estimate,” “could,” “should,” “intend,” “may,” “plan,” “seek,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made and are not guarantees of future performance. These statements are based upon current information and expectations. Accurately estimating the forward-looking statements is based upon various risks and unknowns, including disruptions to business operations from additional regulatory restrictions in response to the COVID-19 pandemic (such as travel restrictions, government-mandated shut-down orders or quarantines) or voluntary “social distancing” that affects employees, customers and suppliers; costs, expenses or difficulties related to the merger with Topgolf, including the integration of the Topgolf business; failure to realize the expected benefits and synergies of the Topgolf merger in the expected timeframes or at all; production delays, closures of manufacturing facilities, retail locations, warehouses and supply and distribution chains; staffing shortages as a result of remote working requirements or otherwise; uncertainty regarding global economic conditions, particularly the uncertainty related to the duration and ongoing impact of the COVID-19 pandemic, and related decreases in customer demand/spending and ongoing increases in operating and freight costs; global supply chain constraints and challenges; the Company’s level of indebtedness; continued availability of credit facilities and liquidity and ability to comply with applicable debt covenants; effectiveness of capital allocation and cost/expense reduction efforts; continued brand momentum and product success; growth in the direct-to-consumer and e-commerce channels; ability to realize the benefits of the continued investments in the Company’s business; consumer acceptance of and demand for the Company’s and its subsidiaries’ products and services; cost of living and inflationary pressures; any changes in U.S. trade, tax or other policies, including restrictions on imports or an increase in import tariffs; future consumer discretionary purchasing activity, which can be significantly adversely affected by unfavorable economic or market conditions; future retailer purchasing activity, which can be significantly negatively affected by adverse industry conditions and overall retail inventory levels; and future changes in foreign currency exchange rates and the degree of effectiveness of the Company’s hedging programs. Actual results may differ materially from those estimated or anticipated as a result of these risks and unknowns or other risks and uncertainties, including the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases, including expanded outbreak of COVID-19 and its variants, on the economy generally, on the level of demand for the Company’s and its subsidiaries’ products and services or on the Company’s ability to manage its operations, supply chain and delivery logistics in such an environment; delays, difficulties or increased costs in the supply of components or commodities needed to manufacture the Company’s products or in manufacturing the Company’s products; and a decrease in participation levels in golf. For additional information concerning these and other risks and uncertainties that could affect these statements and the Company’s business, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 as well as other risks and uncertainties detailed from time to time in the Company’s reports on Forms 10-Q and 8-K subsequently filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Callaway Golf Company

Callaway Golf Company (NYSE: ELY) is an unrivaled tech-enabled golf company delivering leading golf equipment, apparel and entertainment, with a portfolio of global brands including Callaway Golf, Topgolf, Odyssey, OGIO, TravisMathew and Jack Wolfskin. Through an unwavering commitment to innovation, Callaway manufactures and sells premium golf clubs, golf balls, golf and lifestyle bags, golf and lifestyle apparel and other accessories, and provides world-class golf entertainment experiences through Topgolf, its wholly-owned subsidiary. For more information please visit www.callawaygolf.com, www.topgolf.com, www.odysseygolf.com, www.OGIO.com, www.travismathew.com, and www.jack-wolfskin.com.

Investor Contact

Lauren Scott

(760) 931-1771

invrelations@callawaygolf.com